UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 29, 2006 Date of Report (Date of earliest event reported)
LIGHTING SCIENCE GROUP CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201 (Address of principal executive offices) (Zip Code)
(214) 382-3630 Registrant’s telephone number, including area code
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2006, Lighting Science Group Corporation (the “Company”) entered into that certain Loan Agreement (the “Loan Agreement”) and that certain Revolving Promissory Note (the “Revolving Note,” and, together with the Loan Agreement, collectively referred to as, the “Line of Credit”) between the Company and Bank of Texas, N.A., which provide for monthly payments of interest only at prime plus 1%. Of the $750,000 currently available to the Company under the Line of Credit, the Company has borrowed approximately $485,000 as of the date hereof. The amount available to the Company under the Line of Credit may increase up to $2,000,000 commensurate with the aggregate dollar amount of the guarantees provided to the bank by the guarantors of the Line of Credit. The Line of Credit matures and expires on June 29, 2007. In the event that the Company defaults under the terms of the Line of Credit, the Line of Credit may accelerate and become immediately due and payable, without notice, demand or other formalities of any kind. The Line of Credit restricts, among other things, the Company’s ability to incur additional debt, create liens, merge or consolidate, pay dividends on, or redeem or repurchase stock (other than the Company’s 6% convertible preferred stock in accordance with its terms), make specified types of investments, engage in transactions with our affiliates, and engage in sale and leaseback transactions. Additionally, beginning on October 1, 2006, the Company is required to maintain certain levels of customer orders, as evidenced by written purchase orders, for the three months ending on the last day of each June, September, December and March.

On June 29, 2006, the Company also entered into that certain Pledge and Security Agreement (the “Pledge Agreement”) between the Company and Bank of Texas, N.A., which secures the Line of Credit and grants a security interest in all of the Company’s personal property. The Line of Credit is guaranteed by certain officers, directors, and stockholders of the Company (the “Guarantors”). Additional parties, including additional officers, directors, and stockholders of the Company, may be added as guarantors of the Line of Credit. In connection with and as consideration for providing guarantees and enabling the Company to obtain the Line of Credit, the Company expects to issue warrants to purchase shares of Common Stock of the Company (the “Guarantee Warrants”) to the Guarantors in proportion to the dollar amount of the Line of Credit guaranteed by the Guarantors. The Company anticipates issuing warrants to purchase up to 5,000,000 shares of Common Stock of the Company, in the aggregate, and expects that the Guarantee Warrants will provide for an exercise price of $0.30 per share of Common Stock, subject to adjustment, and expire on the fifth anniversary of their issuance. The number of shares of Common Stock issuable pursuant to the Guarantee Warrants will be subject to adjustment in accordance with the anti-dilution provisions of the Guarantee Warrants.

This Form 8-K, including the foregoing descriptions of the terms and conditions of the (a) Line of Credit and (b) Pledge Agreement is qualified in its entirety by reference to the (i) Loan Agreement, (ii) Revolving Note and (iii) Pledge Agreement, which is furnished as Exhibit 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference. See also Items 2.03 and 9.01 of this report. The information in Items 2.03 and 9.01 of this report is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2006, the Company became obligated on the Line of Credit.

This Form 8-K is qualified in its entirety by reference to the Loan Agreement, Revolving Note and Pledge Agreement, which is furnished as Exhibit 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference. See also Item 1.01 of this report. The information in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Loan Agreement dated as of June 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)
10.2	Revolving Promissory Note dated as of June 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)
10.3	Pledge and Security Agreement dated as of June 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: July 6, 2006               By: __/s/ Ronald E. Lusk
    Name: Ronald E. Lusk
    Title: Chairman of the Board and
    Chief Executive Officer

INDEX OF EXHIBITS
Exhibit No.	Description of Exhibit
10.1	Loan Agreement dated as of June 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)
10.2	Revolving Promissory Note dated as of June 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)
10.3	Pledge and Security Agreement dated as of June 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)